UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 25, 2012

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On June 25, 2012, Franklin Covey Co. (the Company) announced, that, based on expected results for its fiscal third quarter ended May 26, 2012, the strength of its contractual booking trends, and the resulting 23% increase in the size of its pipeline of booked days and awarded revenue, the Company now expects its full year performance to exceed the high end of its previously announced Adjusted EBITDA guidance for fiscal 2012 (ending August 31, 2012), to a range of $26 million - $27 million, from its previously announced Adjusted EBITDA guidance range of $24 million - $26 million.  A copy of the press release is being furnished as exhibit 99.1 to this current report on Form 8-K.  The press release also contains information relating to some of the other expected financial results for the Company’s recently completed third quarter of fiscal 2012.

Certain information in this Report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01  Other Events

On June 18, 2012, the Company announced that its fiscal 2012 third quarter results will be made public on Thursday, June 28, 2012 after the market close, followed by a conference call at 5:00 p.m. Eastern time.  Interested persons can participate by dialing 866-277-1182 (International participants may dial 617-597-5359), access code: 24231670. Alternatively, a webcast will be accessible at the following Web site: http://www.media-server.com/m/acs/6366db95000185782f55f3dd5dfaea61.

A replay will be available from June 28 (7:00 pm ET) through July 5, 2012 by dialing 888-286-8010 (International participants may dial 617-801-6888), access code: 62391847. The webcast will remain accessible through July 5, 2012 on the Investor Relations area of the Company's website at: http://investor.franklincovey.com/phoenix.zhtml?c=102601&p=irol-IRHome.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
99.1	Press release dated June 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	June 25, 2012	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer